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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-61590) pertaining to the Dividend Reinvestment Plan and (Form S-8 No. 33-61596) pertaining to the Employees' Stock Purchase Plan of IBT Bancorp, Inc. of our report dated March 3, 2006, which appears on pages 35-36 of this Annual Report (Form 10-K) for the years ended December 31, 2005, 2004 and 2003.

                                                             Rehmann Robson P.C.
Saginaw, Michigan
March 13, 2006

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